                                                                   Exhibit 23(h)

                           ADMINISTRATION AGREEMENT
                           ------------------------

          THIS AGREEMENT is made as of this _______________ day of ____________________________, 2001, by and between JULIUS BAER INVESTMENT
MANAGEMENT INC., a corporation organized under the laws of the State of Delaware (the "Company"), having its principal place of business at 330 Madison Avenue, New York, NY 10017, and BISYS FUND SERVICES LIMITED PARTNERSHIP (the "Administrator"), limited partnership organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

          WHEREAS, the Company is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940 and serves or will serve as the investment manager to a number of foreign and domestic investment funds and institutional investors (each a "Spoke fund" and, collectively, "Spoke funds"), each of which has entered into a Global Hub and Spoke Agreement between such Spoke fund and the individuals named on the signature page thereof (the "Supervisors") (each such agreement is hereinafter referred to as a "Global Hub and Spoke Agreement" and, collectively, as "Global Hub and Spoke Agreements") and has appointed the Supervisors, among other things, to monitor and oversee the arrangements that are the subject of the Global Hub and Spoke Agreements;

          WHEREAS, each of the Global Hub and Spoke Agreements acknowledges that the Supervisors have entered or intend to enter into one or more other such agreements substantively identical in all material respects to the Global Hub and Spoke Agreement with other Spoke funds;

          WHEREAS, each of the Global Hub and Spoke Agreements acknowledges that the Spoke fund has entered into arrangements for the custody and investment management of substantially all of the assets of the Spoke fund (such arrangements and any other arrangements under the Global Hub and Spoke Agreements are hereinafter each referred to as a "Global Hub Portfolio");

          WHEREAS, the Company has been authorized by each of the Spoke funds to manage the investments of the Global Hub Portfolio and to retain the Administrator to provide certain administrative services to the Global Hub Portfolios in which such Spoke fund is participating, for the benefit of each such Spoke fund and the Global Hub Portfolio in which it is participating;

          WHEREAS, Dexia Banque Internationale a Luxembourg ("Dexia", Dexia, or any service provider replacing Dexia, hereinafter referred to as the "Luxembourg Administrator") is providing certain financial administration services to the Global Hub Portfolios under a separate administration agreement with the Spoke funds (the "Luxembourg Administration Agreement"); and

          WHEREAS, the Company desires the Administrator to provide, and the Administrator is willing to provide, services as set forth in this agreement with respect to each Global Hub Portfolio, each of which Global Hub Portfolios is a fiduciary arrangement under the law of the State of New York and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

          ARTICLE 1.    Retention of the Administrator.  The Company hereby
                        ------------------------------
retains the Administrator to act as the administrator of the Global Hub Portfolios and to furnish the Global Hub Portfolios with the management and administrative services set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

          The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Company or the Global Hub Portfolios in any way and shall not be deemed an agent of the Company or the Global Hub Portfolios.

          ARTICLE 2.  Administrative Services.  The Administrator shall perform
                      -----------------------
administrative services in connection with the operations of the Global Hub Portfolios, and, on behalf of the Company and the Global Hub Portfolios, will investigate, assist in the selection of and conduct relations with such persons or parties in any capacity as is deemed to be necessary or desirable for the Global Hub Portfolios' operations. The Administrator shall provide the Supervisors with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by the Company or any investment adviser or sub-adviser to the Global Hub Portfolios of its responsibilities.

          The Administrator shall undertake certain regulatory reporting and shall provide all necessary office space, equipment, personnel, compensation and facilities (including facilities for meetings of the Supervisors and of the Spoke funds as participants in the Global Hub Portfolios) for handling the affairs of the Global Hub Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Supervisors, the Administrator shall make reports to the Supervisors concerning the performance of its obligations hereunder.

          Without limiting the generality of the foregoing, the Administrator shall:

               (a) compute each Global Hub Portfolio's total returns;

               (b) (i) coordinate, prepare and file with the SEC the annual update to each Global Hub Portfolio's registration statement on Form N-1A, (ii) coordinate, prepare and file with the SEC supplements to each Global Hub Portfolio's registration statement or, as agreed upon by the parties hereto, review such supplements that are prepared by counsel to the Global Hub Portfolio, (iii) review Notices of Annual or Special Meetings of Spoke funds participating in the Global Hub Portfolios and materials relating thereto that are prepared by counsel to the Global Hub Portfolios, (iv) coordinate the solicitation and tabulation of proxies in connection with meetings of Spoke funds as participants in the Global Hub Portfolios, (v) coordinate the printing and distribution of prospectuses, supplements and proxy materials, (vi) maintain records on behalf of the Global Hub Portfolios, including, but not limited to, minutes of meetings, (vii) provide appropriate personnel to attend meetings of Supervisors and record the minutes of such meetings, and (viii) produce and distribute materials for meetings of Supervisors, including agendas, proposed resolutions, and relevant sections of the board materials pertaining to the responsibilities of the Administrator;

               (c) prepare such reports, notice filing forms and other documents (including such reports regarding the sale and redemption of interests in the Global Hub Portfolios as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable, make notice filings relating to interests in the Global Hub Portfolios with state securities authorities, monitor the sale of interests in the Global Hub Portfolios for compliance with state securities laws, and file with the appropriate state securities authorities any registration statements and reports for the Global Hub Portfolios and the interests in the Global Hub Portfolios and all amendments thereto, as may be necessary or convenient to qualify and keep effective the Global Hub Portfolios and the interests in the Global Hub Portfolios with state securities authorities to enable the Global Hub Portfolios to engage in private placements of interests in the Global Hub Portfolios;

               (d) develop and prepare at the direction and, with the assistance of the Company or the Supervisors, communications to the Spoke funds as participants in the Global Hub Portfolios, coordinate the mailing of registration statements, notices, and other reports to the Spoke funds, and supervise and facilitate the voting process for all meetings of the Spoke funds as participants in the Global Hub Portfolios, including the tabulation of votes of the Spoke funds;

                   (e) coordinate and supervise the preparation and filing of the Global Hub Portfolios' federal and state tax returns and, if necessary, elections;

               (f) assist with the layout and printing of registration statements and assist with and coordinate layout and printing of the Global Hub Portfolios' semi-annual and annual reports;

          (g) assist with the design, development, and operation of the Global Hub Portfolios, including structure;

          (h) as necessary, provide individuals reasonably acceptable to the Supervisors to serve as officers of the Global Hub Portfolios, who will be responsible for the management of certain of the Global Hub Portfolios' affairs as determined by the Supervisors;

          (i) upon request, advise the Company, the Global Hub Portfolios, and their Supervisors on matters concerning the Global Hub Portfolios and their affairs;

          (j) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Global Hub Portfolios in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bonds and policies are approved by the Supervisors;

          (k) monitor and provide advice with respect to the Global Hub Portfolios' compliance with the regulated investment company rules under the Internal Revenue Code of 1986, as amended, for the purpose of ensuring that the Spoke funds qualify as regulated investment companies under the Code;

          (l) upon request, furnish advice and recommendations with respect to other aspects of the business and affairs of the Global Hub Portfolios as the Company, the Global Hub Portfolios, their Supervisors and the Administrator shall determine to be desirable;

          (m) utilizing information obtained from the Supervisors, the Company, and the Luxembourg Administrator, prepare and file with the SEC the reports for the Global Hub Portfolios on Forms N-30D and N-SAR; and

          (n) maintain and update the list of the Global Hub Portfolios covered by this Agreement.

     The Administrator shall perform such other services for the Global Hub Portfolios that are mutually agreed upon by the parties from time to time. Such services may include preparing an annual list of Spoke funds that are participants in the Global Hub Portfolios, for all of which the Company will pay the Administrator's fees and out-of-pocket expenses.

     The Company acknowledges that the Administrator shall not be responsible for determining or implementing the Company's investment policies or decisions or the marketing, promotion or distribution of interests in the Global Hub Portfolios or ensuring compliance with applicable laws in relation to such marketing, promotion or distribution.

          The Company further acknowledges that the Administrator shall not be responsible for enforcing compliance by the Global Hub Portfolios, the Company, or its delegates or any other person with any restrictions or guidelines imposed on the Global Hub Portfolios by the Global Hub and Spoke Agreements, the prospectuses and trust documents of the Spoke funds, the constitutional documents of the Company or any other document or by law or regulation or otherwise with regard to investments by the Global Hub Portfolios, provided, however, that the Administrator will be responsible for conducting certain compliance tests regarding each Global Hub Portfolio's investment portfolio and for reporting to the Company regarding such tests, all as agreed upon from time to time in writing between the Company and the Administrator.

          ARTICLE 3.  Allocation of Charges and Expenses.
                      ----------------------------------

          (A) The Administrator.  The Administrator shall furnish at its own
              -----------------
expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall pay all compensation, if any, of officers of the Global Hub Portfolios as well as all Supervisors of the Global Hub Portfolios who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any other person acting on behalf of the Global Hub Portfolios retained by the Supervisors of the Global Hub Portfolios to perform services on behalf of the Global Hub Portfolios.

          (B) The Company and the Spoke Funds.  The Company or the Spoke funds
              -------------------------------
assume and shall pay or cause to be paid all other expenses of the Global Hub Portfolios not otherwise allocated herein or covered by other agreements, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, registration statements, and notices to existing Spoke funds participating in the Global Hub Portfolios, all expenses incurred in connection with issuing and redeeming interests in the Global Hub Portfolios, the costs of custodial services, the costs of initial and ongoing registration of the interests in the Global Hub Portfolios under state securities laws, fees and out-of-pocket expenses of Supervisors who are not affiliated persons of the Administrator or the Company to the Spoke funds or any affiliated corporation of the Administrator or the Company, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment managers to the Spoke funds.

          ARTICLE 4.  Compensation of the Administrator.
                      ---------------------------------

          (A) Administration Fee.  For the services to be rendered, the
              ------------------
facilities furnished, and the expenses assumed by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator for each Global Hub Portfolio serviced under this Agreement an annual fee as specified in Schedule B hereto. In addition to paying the Administrator the fees set forth in Schedule B hereto, the Company also shall reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at meetings of the Supervisors or the Spoke funds as participants in the Global Hub Portfolios or at other meetings at which attendance is requested or required. The Administrator shall look only to the Company for payment of the annual fee and the Administrator's reasonable out-of-pocket expenses.

     (B) Survival of Compensation Rights.  All rights of compensation under this
         -------------------------------
Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5.  Limitation of Liability of the Administrator.  The duties of
                 --------------------------------------------
the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law, which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include partners, officers, employees and other agents of the Administrator, as well as the Administrator itself.) In addition, the Administrator shall not be liable for any act or omission in carrying out its duties hereunder relating to, or resulting from, the performance or non-performance by the Luxembourg Administrator of its contractual responsibilities to the Global Hub Portfolios under the Luxembourg Administration Agreement, including, without limitation, the failure of the Luxembourg Administrator to cooperate with the Administrator to provide accurate information in a timely manner.

     So long as the Administrator acts in good faith and with due diligence and without negligence, the Company assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Administrator's actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Company may be asked to indemnify or hold the Administrator harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company, but failure to do so in good faith shall not affect the rights hereunder.

     The Company shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Company does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

     The Administrator may apply to the Company at any time for instructions and may consult counsel for the Company or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Company until receipt of written notice thereof from the Company.

     ARTICLE 6.  Activities of the Administrator.  The services of the
                 -------------------------------
Administrator rendered with respect to the Global Hub Portfolios are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests.

     ARTICLE 7.  Duration of this Agreement.  The Term of this Agreement shall
                 --------------------------
be as specified in Schedule A hereto.

     ARTICLE 8.  Assignment.  This Agreement shall not be assignable by either
                 ----------
party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9.   Amendments.  This Agreement may be amended by the parties
                  ----------
hereto only if such amendment is approved in writing by the parties hereto and by the Supervisors.


     ARTICLE 10.  Certain Records.  The Administrator shall maintain customary
                  ---------------
records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator with respect to the Global Hub Portfolios shall be prepared and maintained at the expense of the Administrator. Upon request, the Administrator shall make copies of such records and provide such copies to the Supervisors.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Company and the Supervisors and follow the Company's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Company has agreed to indemnify the Administrator against such liability.

     ARTICLE 11.  Definitions of Certain Terms.  The terms "interested person"
                  ----------------------------
and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 12.  Notice.  Any notice provided hereunder shall be sufficiently
                  ------
given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Company, to it at 330 Madison Avenue, New York, NY 10017, Attn: Chief Executive Officer; if to the Administrator, to it at 3435 Stelzer Road, Columbus, Ohio 43219, Attn:
President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     ARTICLE 13.  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14.  Multiple Originals.  This Agreement may be executed in two or
                  ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     ARTICLE 15.  Representations by the Company.  The Company represents and
                  ------------------------------
warrants that: (i) this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies or creditors and secured parties and (ii) the Company has been duly authorized by each of the Supervisors, the Global Hub Portfolios and the Spoke funds to enter into this Agreement.

     ARTICLE 16.  Privacy.  The parties to this Agreement do not contemplate
                  --------
that the Administrator, in performing its duties under the agreement, will obtain nonpublic personal financial information relating to the consumers or customers of the Company or the Portfolios. To the extent that the Administrator, in performing its duties, may be provided with such information, then the Administrator agrees that is shall not give, sell or in any way transfer such confidential information to any person or entity, other than its affiliates, except at the direction of the Company or a Portfolio or as required or permitted by law. The Administrator shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Company or the Portfolios.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                    JULIUS BAER INVESTMENT MANAGEMENT INC.

                    By: _____________________________________________

                    Title: __________________________________________


                    BISYS FUND SERVICES LIMITED PARTNERSHIP

                    By:  BISYS FUND SERVICES, INC., GENERAL PARTNER

                    By:______________________________________________

                    Title: __________________________________________

                                  SCHEDULE A

                        TO THE ADMINISTRATION AGREEMENT
                                  DATED AS OF
                              __________________
                                   BETWEEN __
                          JULIUS BAER INVESTMENT INC.
                                      AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP


Term: Pursuant to Article 7, the term of this Agreement shall commence on _______________________, 2001 and shall remain in effect through________________________________ _______________________, 2003
          ("Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty
          (60) days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

          For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any failure on the part of the Company to collect from a service provider any payment or reimbursement that is due and payable by the service provider or the Spoke funds to the Company (including an amount due the Company that directly or indirectly represents amounts payable to the Administrator in its capacity as Administrator with respect to the Global Hub Portfolio) within sixty (60) days following the due date; or (e) any failure on the part of the Company to pay an amount that is due and payable to the Administrator or any of its affiliates under any other agreement to which the Company is a party within sixty (60) days following the due date. For purposes of this definition of "cause," a material breach shall include, but not be limited to, any failure on the part of the Company to pay fees due and payable to the Administrator pursuant to Article 4 hereunder within sixty (60) days following the due date.

          Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the Company, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Company, in addition to the compensation described in the Agreement the amount of all of the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Company and/or its designees of the Company's or Global Hub Portfolio's property, records, instruments and documents.

          If, for any reason other than nonrenewal, mutual agreement of the parties or "cause," as defined above, the Administrator is replaced as administrator, or if a third party is added to perform all or a part of the services provided by the Administrator under this Agreement (excluding any sub-administrator appointed by the Administrator as provided in Article 8 hereof), then the Company shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to the Administrator equal to the balance due the Administrator for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Company's assets for the twelve months prior to the date the Administrator is replaced or a third party is added.

          In the event a Global Hub Portfolio is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which the Administrator is not retained to provide administration services consistent with this Agreement. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which the Administrator is replaced or a third party is added.

          The parties further acknowledge and agree that, in the event the Administrator is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by the Administrator would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate the Administrator for damages incurred and is not intended to constitute any form of penalty.

                                  SCHEDULE B

                        TO THE ADMINISTRATION AGREEMENT
                                  DATED AS OF
                              __________________
                                  BETWEEN __
                          JULIUS BAER INVESTMENT INC.
                                      AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP



The Company will pay the Administrator $10,000 per year for each Global Hub Portfolio serviced under this Agreement. The Company will pay the annual fee in equal installments on the first business day of each month of the year. If the Agreement becomes effective with respect to a particular Global Hub Portfolio after the first day of the year or terminates with respect to a particular Global Hub Portfolio before the last day of the year, then the Administrator's fee will be prorated to correspond to the percentage of the year that the Agreement was in effect.

The parties hereto agree that after the first six months of the term of this Agreement, the parties will consider increasing the annual fee of $10,000 per Global Hub Portfolio based upon an evaluation of the required services.

In addition, the parties acknowledge that in the event BISYS is no longer acting as administrator to the Spoke funds, the parties will re-evaluate and negotiate in good faith the annual fees provided hereunder for possible increase. In the event that the parties do not mutually agree on the annual fees, BISYS shall have the right to terminate this Agreement upon 60 days written notice to the Company.

                                      B-1